Exhibit 10.1

AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment (this “Amendment”) is entered into as of November 10, 2003, by and among The Navigators Group, Inc., a Delaware corporation (the “Borrower”), Bank One, NA (formerly known as The First National Bank of Chicago), individually and as Administrative Agent (“Agent”), Barclays Bank plc, as Syndication Agent, LaSalle Bank N.A., individually and as Senior Managing Agent, Credit Suisse First Boston, as Managing Agent, and Brown Brothers Harriman & Co., as Co-Agent.

RECITALS

A.            The Borrower, the Agent and the Lenders are party to that certain Amended and Restated Credit Agreement dated as of December 21, 1998, as amended by Amendment No. 1 to Amended and Restated Credit Agreement dated as of March 28, 2000, Amendment No. 2 to Amended and Restated Credit Agreement dated as of September 20, 2000, Amendment No. 3 to Amended and Restated Credit Agreement dated as of December 31, 2001 and Amendment No. 4 to Amended and Restated Credit Agreement dated as of October 18, 2002 (as so amended, the “Credit Agreement”).  Unless otherwise specified herein, capitalized terms used in this amendment shall have the meanings ascribed to them by the Credit Agreement.

B.            The Borrower, the Agent and the undersigned Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.             Amendment to Credit Agreement.  Upon the “Effective Date” (as defined below), the Credit Agreement shall be amended as follows:

(a)           The definition of “Aggregate Revolving Credit Commitment” in Article I of the Credit Agreement is hereby amended to state in its entirety as follows:

“Aggregate Revolving Credit Commitment” means the aggregate of the Revolving Credit Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.  The Aggregate Revolving Credit Commitment as of the date of the Fifth Amendment hereto is $80,000,000.

(b)           The definition of “Applicable Commitment Fee Rate” is hereby amended to state in its entirety as follows:

“Applicable Commitment Fee Rate” means, at any time, the percentage per annum at which commitment fees are accruing on the unused portion of the Aggregate Revolving Credit Commitment.

(c)           The definition of “Letter of Credit Commitment” in Article I of the Credit Agreement is hereby amended to state in its entirety as follows:

“Letter of Credit Commitment” means the aggregate Letter of Credit Participation Amounts of all the Lenders, as reduced from time to time pursuant to the terms hereof.  The Letter of Credit Commitment as of the date of the Fifth Amendment hereto is $80,000,000.  The Letter of Credit Commitment shall at all times equal the Aggregate Revolving Credit Commitment.

(d)           The definition of “Letter of Credit Termination Date” in Article I of the Credit Agreement is hereby amended to state in its entirety as follows:

“Letter of Credit Termination Date” means November 10, 2005 or any later date as may be specified as the Letter of Credit Termination Date in accordance with Section 3.10 or any earlier date on which the Letter of Credit Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

(e)           The definition of Required Lenders in Article I of the Credit Agreement shall be amended to state in its entirety as follows:

“Required Lenders” means Lenders in the aggregate having at least 66-2/3% of the Aggregate Revolving Credit Commitment or, if the Aggregate Revolving Credit Commitment has been terminated, the aggregate unpaid principal amount of the outstanding Revolving Credit Loans plus the aggregate amount of the outstanding Letter of Credit Obligations.

(f)            The definition of “Revolving Credit Termination Date” in Article I of the Credit Agreement is hereby amended to state in its entirety as follows:

“Revolving Credit Termination Date” means November 10, 2005 or any later date as may be specified as the Revolving Credit Termination Date in accordance with Section 3.10 or any earlier date on which the Aggregate Revolving Credit Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

(g)           The definitions of “Year 2000 Issuer” and “Year 2000 Program” in Article I of the Credit Agreement are hereby deleted.

(h)           The definition of “pro-rata” in Article I of the Credit Agreement is amended to state in its entirety as follows:

“pro-rata” means, when used with respect to a Lender, and any described aggregate or total amount, an amount equal to such Lender’s pro-rata share or portion, based on its percentage of the Aggregate Revolving Credit Commitment.  Each Lenders pro-rata share of the Letter of Credit Commitment shall be the same as its pro-rata share of the Aggregate Revolving Credit Commitment.

(i)            Article I of the Credit Agreement is hereby amended by the addition of the following definition in proper alphabetical order:

“Lloyd’s Letters of Credit” is defined in Section 3.1.

(j)            Sections 2.1(a) and (b) of the Credit Agreement are hereby amended to state in their entirety as follows:

“(a)         From and including the date hereof to but excluding the Revolving Credit Termination Date, each Lender severally (and not jointly) agrees, on the terms and conditions set forth in this Agreement, to make Revolving Credit Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its pro-rata share of the Aggregate Revolving Credit Commitment existing at such time minus the Letter of Credit Obligations outstanding at such time.  Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Advances at any time prior to the Revolving Credit Termination Date; provided, however, that the proceeds of Revolving Credit Advances may only be applied to reimburse amounts paid by the Issuer under Letters of Credit.  The Revolving Credit Commitments shall expire on the Revolving Credit Termination Date.

(b)           The Borrower hereby agrees that, if at any time as a result of reductions in the Aggregate Revolving Credit Commitment pursuant to Section 2.4(b) or otherwise, the aggregate balance of the Revolving Credit Loans plus the outstanding Letter of Credit Obligations exceeds the Aggregate Revolving Credit Commitment, the Borrower shall repay immediately the lesser of (i) such then amount of Revolving Credit Loans as may be necessary to eliminate such excess and (ii) the then outstanding amount of Revolving Credit Loans.”

(k)           Section 2.4 of the Credit Agreement is hereby amended to state in its entirety as follows:

“2.4         Commitment Fee; Reductions in Aggregate Revolving Credit Commitment.  (a) The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee on its Revolving Credit Commitment less the sum of (i) its Revolving Credit Loans plus (ii) its pro-rata share of the Letter of Credit Obligations at a per annum rate equal to the Applicable Commitment Fee Rate from the Closing Date to and including the Revolving Credit Termination Date, payable on each Payment Date hereafter and on the Revolving Credit Termination Date.  All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Revolving Credit Loans hereunder.

(b)           The Borrower may permanently reduce the Aggregate Revolving Credit Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000 upon at least five (5) Business Days’ written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Revolving Credit Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Credit Loans plus the outstanding Letter of Credit Obligations and provided further that the Aggregate Revolving Credit Commitment shall at all times equal the Letter of Credit Commitment.”

(l)            Section 2.5 of the Credit Agreement is hereby deleted and intentionally left blank.

(m)          The heading to Section 2.7 is hereby changed to Mandatory Prepayments.

(n)           Section 2.7(a) of the Credit Agreement is hereby deleted and intentionally left blank.

(o)           Section 2.7(b) is hereby amended to state in its entirety as follows:

“(b)         Mandatory prepayments of Revolving Loans shall be required in the amounts and at the times set forth below:

(i)            concurrently with the receipt thereof by the Borrower or any Subsidiary, 75% of the aggregate Net Available Proceeds in excess of $1,000,000 realized upon all Asset Dispositions in any Fiscal Year; and

(ii)           concurrently with the receipt thereof by the Borrower or any Subsidiary, 75% of the Net Available Proceeds in excess of $1,000,000 realized upon the issuance or sale by the Borrower or such Subsidiary of any equity or debt securities (other than an issuance or sale of common stock of a Subsidiary to the Borrower);

provided that, if the outstanding Revolving Loans at the time of a mandatory prepayment are less than the mandatory prepayment, the prepayment shall be limited to the outstanding amount of such Revolving Loans.”

(p)           Sections 2.7(c), (d) and (e) of the Credit Agreement are hereby deleted and intentionally left blank.

(q)           Section 2.8 of the Credit Agreement is hereby amended to state in its entirety as follows:

“2.8.        Revolving Credit Advances.  Each Revolving Credit Advance shall be made as an Alternate Base Rate Advance pursuant to Section 3.4(b).  Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Credit Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIV.”

(r)            Section 3.1 of the Credit Agreement is hereby amended to state in its entirety as follows:

“3.1         Issuance of Letters of Credit.  (a)  From and after the date hereof to but excluding the Letter of Credit Termination Date, the Issuer agrees, upon the terms and conditions set forth in this Agreement, to issue at the request and for the account of the Borrower, one or more Letters of Credit for the account of the Borrower (x) to support the obligations of NCUL and MUL with respect to specific syndicates at the Society of Lloyd’s (the Letters of Credit issued under this clause (x) being called the “Lloyd’s Letters of Credit”) and (y) to support other obligations, provided that the aggregate face amount of all outstanding Letters of Credit Obligations with respect to this clause (y) does not at any time exceed the lesser of (A) the Revolving Credit Commitment and (B) $2,000,000; provided, however, that the Issuer shall not be under any obligation to issue, and shall not issue, any Letter of Credit if: (i) any order, judgment or decree of any governmental authority or other regulatory body with jurisdiction over the Issuer shall purport by its terms to enjoin or restrain such Issuer from issuing such Letter of Credit, or any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) from any governmental authority or other regulatory body with jurisdiction over the Issuer shall prohibit, or request that the Issuer refrain from, the issuance of Letters of Credit in particular or shall impose upon the Issuer with respect to any Letter of Credit any restriction or reserve or capital requirement (for which the Issuer is not otherwise compensated) or any unreimbursed loss, cost or expense which was not applicable, in effect and known to the Issuer as of the date of this Agreement and which the Issuer in good faith deems material to it; (ii) one or more of the conditions to such issuance contained in Section 5.2 is not then satisfied; or (iii) after giving effect to such issuance, the aggregate outstanding amount of the Letter of Credit Obligations plus the outstanding Revolving Credit Loans would exceed the Revolving Credit Commitment.  Letters of Credit shall be denominated, at the Borrower’s option, in either Dollars or Pounds.

(b)           In no event shall:  (i) the aggregate amount of the Letter of Credit Obligations plus the outstanding Revolving Credit Loans at any time exceed the Letter of Credit Commitment; or (ii) the expiration date of any Letter of Credit (other than the Letters of Credit identified on Schedule 3.1 hereto) or the date for payment of any draft presented thereunder and accepted by the Issuer, be later than (x) the date one year after the effective date of such Letter of Credit or (y) in the case of the Lloyd’s Letters of Credit, four years after notice of expiry from the Issuer to the Borrower and the beneficiary of the Letter of Credit; provided, that each Letter of Credit issued with an automatic “evergreen” provision providing for renewal absent advance notice by the Borrower or the Issuer shall be automatically renewed unless at least 30 days prior to each anniversary of the issuance of such Letter of Credit the beneficiary thereof receives notice from the Issuer that such Letter of Credit shall not be renewed.  The Issuer shall be under no obligation to permit the renewal or extension of any Letter of Credit at any time (A) when a Default or Unmatured Default has occurred and is continuing or (B) after the Letter of Credit Termination Date.  The Issuer may (and, upon the request of the Required Lenders, shall) give notice of termination of any Lloyd’s Letters of Credit with an expiry date based upon notice at any time (A) when a Default has occurred and is continuing or (B) after the Letter of Credit Termination Date.

(c)           The Borrower agrees that, if at any time as a result of reductions in the Letter of Credit Commitment pursuant to Section 3.3 or otherwise and after giving effect to any repayments of Revolving Credit Loans pursuant to Section 2.1(b), the aggregate balance of the Letter of Credit Obligations exceeds the Revolving Credit Commitment, the Borrower shall cash collateralize the Letter of Credit Obligations by depositing into the Letter of Credit Cash Collateral Account cash or Cash Collateral Investments in such amount as may be necessary to eliminate such excess.

(d)           The Letters of Credit identified on Schedule 3.1 hereto which are issued and outstanding under the Existing Credit Agreement shall, upon satisfaction of the conditions set forth in Article V hereto, automatically and without further action on the part of the Agent, the Issuer, the Lenders or the Borrower be deemed Letters of Credit issued under this Agreement.

(e)           For purposes of determining usage and availability under this Section 3.1, when a Letter of Credit is issued in Pounds, such Pounds will be converted to Dollars upon issuance, upon the proposed issuance of any other Letter of Credit and at the end of each calendar quarter, and at any time thereafter as requested by the Agent or any Lender (including the Issuer) and such determination shall be made by the Agent in its sole determination based upon the spot exchange rate between Dollars and Pounds as quoted by the Agent’s foreign exchange desk as of such date of determination.  Notwithstanding any other provisions of this Agreement, if at any time, after giving effect to the conversion of Pounds into Dollars as set forth above, the aggregate face amount of all outstanding Letters of Credit plus the outstanding Revolving Credit Loans is greater than the Aggregate Revolving Credit Commitment (“Conversion Differential”), then the Borrower shall prepay the Revolving Credit Loans to the extent required so that the difference between the then effective Aggregate Revolving Credit Commitment and the aggregate principal amount of all outstanding Revolving Credit Loans is equal to or greater than the Conversion Differential and, in the event the Conversion Differential exceeds the then effective Aggregate Revolving Credit Commitment, then the Borrower shall cash collateralize such Conversion Differential by depositing into the Letter of Credit Cash Collateral Account cash or Cash Collateral Investments in an amount equal to such difference.”

(s)           Section 3.3 of the Credit Agreement is hereby amended to state in its entirety as follows:

“3.3         Reductions in Letter of Credit Commitment.  The Borrower may permanently reduce the Letter of Credit Commitment in whole, or in part ratably among the Lenders in integral multiples of $2,500,000, upon at least five (5) Business Days’ written notice to the Agent, which notice shall specify the amount of such reduction; provided, however, that the amount of the Letter of Credit Commitment may not be reduced below the aggregate amount of the outstanding Letter of Credit Obligations plus the outstanding Revolving Credit Loans and provided further that the Letter of Credit Commitment shall at all times equal the Aggregate Revolving Credit Commitment.”

(t)            Section 3.4(b) of the Credit Agreement is hereby amended to state in its entirety as follows:

“(b)         Notwithstanding any provisions to the contrary in any Reimbursement Agreement, the Borrower agrees to reimburse the Issuer for amounts which the Issuer pays under such Letter of Credit no later than the time specified in this Agreement.  If the Borrower does not pay any such Reimbursement Obligations when due at any time prior to the Revolving Credit Termination Date, the Borrower shall be deemed to have immediately requested that the Lenders make an Alternate Base Rate Advance under this Agreement in a principal amount equal to such unreimbursed Reimbursement Obligations.  The Agent shall promptly notify the Lenders of such deemed request and, without the necessity of compliance with the requirements of Sections 3.5 and 5.2, each Lender shall make available to the Agent its Revolving Credit Loan in the manner prescribed for Alternate Base Rate Advances.  All Revolving Credit Loans shall be in Dollars and, to the extent, such Revolving Credit Loans are applied to a Reimbursement Obligation denominated in Pounds, such Revolving Credit Loans shall be in the equivalent amount of Dollars based upon the spot rate of exchange between Dollars and Pounds as quoted by the Agent’s foreign exchange desk as of the date of determination.  The proceeds of such Revolving Credit Loans shall be paid over by the Agent to the Issuer for the account of the Borrower in satisfaction of such unreimbursed Reimbursement Obligations, which shall thereupon be deemed satisfied by the proceeds of, and replaced by, such Alternate Base Rate Advance.”

(u)           Section 3.5(c) of the Credit Agreement is hereby amended to state in its entirety as follows:

“(c)  the date on which such requested Letter of Credit is to expire, which shall be no later than four years from the date of issuance of such Letter of Credit or in the case of a Lloyd’s Letter of Credit, four years from notice of expiry from the Issuer to the Borrower and the beneficiary of such Letter of Credit.”

(v)           Section 3.9(b) of the Credit Agreement is hereby amended to state in its entirety as follows:

“Letter of Credit Fronting Fee.  The Borrower hereby agrees to pay to the Agent, for the account of the Issuer, a letter of credit fronting fee with respect to each Letter of Credit from and including the date of issuance thereof (or, with respect to the Letters of Credit identified on Schedule 3.1, the date on which such Letters of Credit are deemed issued under this Agreement pursuant to Section 3.1(d)) until the date such Letter of Credit is fully drawn, canceled or expired, in an amount equal to the rate provided in the Fee Letter of the aggregate initial face amount of such Letter of Credit, calculated with respect to actual days elapsed on the basis of a 360-day year and payable quarterly in arrears on each Payment Date in each year and upon the expiration, cancellation or utilization in full of such Letter of Credit.  In addition to the foregoing, the Borrower agrees to pay the Issuer any other fees customarily charged by it in respect of the issuance, amendment, cancellation, negotiation or transfer of each Letter of Credit and each drawing made thereunder.  The letter of credit fronting fee is in addition to (and not included in) the letter of credit participation fee provided for in paragraph (c) below.”

(w)          Section 3.9(d) of the Credit Agreement is hereby deleted.

(x)            Section 3.10 of the Credit Agreement is hereby amended to state in its entirety as follows:

“3.10       Extension of Letter of Credit Termination Date.  The Borrower may request an extension of the Letter of Credit Termination Date and the Revolving Credit Termination Date by submitting a request for an extension to the Agent (an “Extension Request”) on any Business Day that is not less than 30 days prior to the then Letter of Credit Termination Date and the Revolving Credit Termination Date.  The Letter of Credit Termination Date and Revolving Credit Termination Date shall in all events be the same date.  The Extension Request must specify the new Letter of Credit Termination Date and Revolving Credit Termination Date requested by the Borrower and the date as of which date (which must be at least 30 days after the Extension Request is delivered to the Agent) the Lenders (including the Issuer) must respond to the Extension Request (the “Response Date”).  The new Letter of Credit Termination Date shall not be more than two years after the Letter of Credit Termination Date and Revolving Credit Termination Date in effect at the time the Extension Request is received, including the Letter of Credit Termination Date and Revolving Credit Termination Date as one of the days in the calculation of the days elapsed.  Promptly upon receipt of an Extension Request, the Agent shall notify each Lender of the contents thereof and shall request the Issuer and each Lender to approve the Extension Request.  Each Lender approving the Extension

Request shall deliver its written consent no later than the Response Date.  If the consent of all of the Lenders in their sole discretion is received by the Agent, the Letter of Credit Termination Date and Revolving Credit Termination Date specified in the Extension Request shall become effective on the existing Letter of Credit Termination Date and Revolving Credit Termination Date and the Agent shall promptly notify the Borrower and each Lender (including the Issuer) of the new Revolving Credit Termination Date and Letter of Credit Termination Date.  Otherwise the Letter of Credit Termination Date and Revolving Credit Termination Date shall be unchanged.”

(y)           Section 6.4(a) of the Credit Agreement is hereby amended by the deletion of the dates “December 31, 1997” and “March 16, 1998” and the substitution of the dates “December 31, 2002” and “March 12, 2003” respectively therefor.

(z)            Sections 6.4(b) and (c) of the Credit Agreement are hereby amended by the deletion of the date “June 30, 1998” wherever it appears and the substitution of the date “June 30, 2003” therefor.

(aa)         Section 6.5(a) of the Credit Agreement is hereby amended by the deletion of the phrase “1995, 1996 and 1997 Fiscal Years” and the date “June 30, 1998” and the substitution of the phrase “2000, 2001 and 2002 Fiscal Years” and the date “June 30, 2003” respectively therefor.

(bb)         Section 6.5(b) of the Credit Agreement is hereby amended by the deletion of the date “June 30, 1998” and the substitution of the date “June 30, 2003” therefor.

(cc)         Section 6.6 of the Credit Agreement is hereby amended by the deletion of the date “June 30, 1998” and the substitution of the date “June 30, 2003” therefor.

(dd)         Section 6.26 of the Credit Agreement is hereby deleted and intentionally left blank.

(ee)         Article VI of the Credit Agreement is hereby amended by the addition of the following at the end:

““6.29  Reportable Transaction.  The Borrower does not intend to treat the Revolving Credit Loans and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.60111-4).  In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof.  The Borrower acknowledges that one or more of the Lenders may treat the Revolving Credit Loans as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or Section 301.6112-1, and the Agent and such Lender or Lenders, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.”

(ff)           The first sentence of Section 7.2 of the Credit Agreement is hereby amended to state in its entirety as follows:

“The proceeds of the Loans shall be used solely to reimburse drawings under Letters of Credit.”

(gg)         Section 7.21 of the Credit Agreement is hereby deleted and intentionally left blank.

(hh)         Section 7.24 of the Credit Agreement is hereby amended to state in its entirety as follows:

“7.24       Financial Covenants.

7.24.1      Minimum Consolidated Tangible Net Worth.  The Borrower will at all times maintain Consolidated Tangible Net Worth of not less than the sum of (a) $135,000,000, plus (b) 75% of the cumulative positive Consolidated Net Income, if any, earned from October 1, 2003 to the date of calculation, plus (c) 75% of the Net Available Proceeds of any equity issuance in excess of $1,000,000 (including any capital contribution to surplus of the Borrower in respect of which no additional shares are issued) by the Borrower, if any, made on or after October 1, 2003.

7.24.2      Minimum Statutory Surplus.  The Borrower will cause the Significant Insurance Subsidiaries to maintain an aggregate Statutory Surplus of not less than (i) $111,000,000 in each Fiscal Quarter ending on or before December 31, 2003, and (ii) at all times thereafter, the sum of (a) $111,000,000, plus (b) 50% of the cumulative positive aggregate Statutory Net Income, if any, earned by the Significant Insurance Subsidiaries from January 1, 2004 to the date of calculation, plus (c) 75% of the Net Available Proceeds of any equity issuance (including any capital contribution to surplus of any Significant Insurance Subsidiary in respect of which no additional shares are issued) by any Significant Insurance Subsidiary made on or after October 1, 2003.

7.24.3      Leverage Ratio.  The Borrower will not permit the Leverage Ratio to exceed 0.20 to 1.0 at any time.

7.24.4      Minimum Risk-Based Capital.  The Borrower will cause each Significant Insurance Subsidiary to maintain a ratio of (a) Total Adjusted Capital (as defined in the Risk-Based Capital Act or in the rules and procedures prescribed from time to time by the NAIC with respect thereto) to (b) the Company Action Level RBC (as defined in the Risk-Based Capital Act or in the rules and procedures prescribed from time to time by the NAIC with respect thereto) of at least 150%.”

(ii)           Section 8.20 of the Credit Agreement is hereby deleted and intentionally left blank.

(jj)           Section 10.4 of the Credit Agreement is hereby amended to state in its entirety as follows:

“10.4       Entire Agreement.  The Facility Documents embody the entire agreement and understanding among the Borrower, the Agent, the Co-Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the Co-Agent and the Lenders relating to the subject matter thereof other than the fee letter dated September 24, 2003 in favor of Bank One, NA, and Banc One Capital Markets, Inc. (the “Fee Letter”).

(kk)         Section 10.11 of the Credit Agreement is hereby amended by the addition of the following at the end:

“Notwithstanding anything herein to the contrary, confidential information shall not include, and each party hereto (and each employee, representative or other agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and U.S. federal income tax structure of the transaction contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such party relating to such tax treatment or tax structure and it is hereby confirmed that each party hereto has been authorized to make such disclosures since the commencement of discussion regarding the transactions contemplated hereby.”

(ll)           Section 11.8 of the Credit Agreement is hereby amended to state in its entirety as follows:

“11.8       Agent’s Reimbursement and Indemnification.  The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Revolving Credit Commitments (or, if the Aggregate Revolving Credit Commitments have been terminated, in proportion to their Revolving Credit Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Facility Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Facility Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Facility Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Facility Documents or of any such other documents; provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 4.5(g) shall, notwithstanding the provisions of this Section 11.8, be paid by the relevant Lender in accordance with the provisions thereof.  The obligations of the Lenders under this Section 11.8 shall survive payment of the Obligations and termination of this Agreement.”

(mm)       Section 11.15 of the Credit Agreement is hereby amended to state in its entirety as follows:

“11.15 Syndication Agent.  The Syndication Agent, Senior Managing Agent, Managing Agent and Co-Agent shall have no right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, the Syndication Agent, Senior Managing Agent, Managing Agent and Co-Agent shall not have or be deemed to have a fiduciary relationship with any Lender.  Each Lender hereby makes the same acknowledgements with respect to the Syndication Agent, Senior Managing Agent, Managing Agent and Co-Agent as it makes to the Agent in Section 11.10.”

(nn)         The Pricing Schedule shall be deleted in its entirety, and the Pricing Schedule attached hereto and made apart hereof shall be substituted in its place.

(oo)         Schedule 1 to the Credit Agreement shall be deleted in its entirety, and Schedule 1 attached hereto and made a part hereof shall be substituted in its place.

2.             Representations and Warranties of the Borrower.  The Borrower represents and warrants that:

(a)           The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally;

(b)           Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date;

(c)           After giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

3.             Effective Date.  Section 1 of this Amendment shall not become effective unless and until the Borrower has furnished the following to the Agent with sufficient copies for the Lenders and the other conditions set forth below have been satisfied.

(a)           Amendment.  A copy of this Amendment, executed by the Borrower, the Agent and the Lenders.

(b)           Good Standing Certificate.  A certificate of good standing for the Borrower, certified by the appropriate governmental officer in its jurisdiction of incorporation.

(c)           Officer’s Certificate  A certificate of the Secretary or an Assistant Secretary of the Borrower of its certificate of incorporation, bylaws and its Board of Directors’ resolutions authorizing the execution and delivery of this Amendment.

(d)           Amendment Fee.  Receipt by the Agent for the benefit of the Lenders of any amendment fee in the amount provided for under the Fee Letter, which fee shall be deemed fully earned and non-refundable on the date hereof (the “Amendment Fee”).

(e)           Other.  Such other documents as the Agent, any Lender or their counsel may have reasonably requested.

As an additional condition to the effectiveness of this Amendment, the outstanding Revolving Credit Loans shall have been paid in full.

The date on which the foregoing conditions have been satisfied is the “Effective Date.”

4.             Reference to and Effect Upon the Credit Agreement.

(a)           Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

5.             Costs and Expenses.

(a)           The Borrower hereby affirms its obligation under Section 10.7 of the Credit Agreement to reimburse the Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable attorneys’ fees and time charges of attorneys for the Agent with respect thereto.

(b)           The Borrower hereby agrees that on the Effective Date, the Borrower shall pay the Agent for the account of the Arranger, the Agent and the Lenders the Amendment Fee, which Amendment Fee shall be deemed fully earned and non-refundable on the date hereof.

6.             GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

7.             Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

8.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

THE NAVIGATORS GROUP, INC.

By:

Its:

BANK ONE, NA (formerly known as The First National Bank of Chicago), as Lead Arranger, and as Administrative Agent

By:

Its:

BARCLAYS BANK plc, as a Lender and Syndication Agent

By:

Its:

LASALLE BANK NATIONAL ASSOCIATION, as a Lender and Senior Managing Agent

By:

Its:

S-1

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as a Lender and Managing Agent

By:

Its:

By:

Its:

BROWN BROTHERS HARRIMAN & CO., as a Lender and Co-Agent

By:

Its:

S-2

PRICING SCHEDULE

Applicable Margin	Level I Status	Level II Status	Level III Status	Level IV Status
Eurodollar Rate	1.00%	1.125%	1.25%	1.50%

Applicable Fee Rate	Level I Status	Level II Status	Level III Status	Level IV Status
Commitment Fee	0.125%	0.15%	0.25%	0.30%

Letter of Credit Participation Fee	1.00%	1.125%	1.25%	1.50%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Level I Status” exists at any date if, on such date, the S&P Rating is A+ or better.

“Level II Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the S&P Rating is A or better.

“Level III Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the S&P Rating is A- or better.

“Level IV Status” exists at any date if, on such date, the Borrower has not qualified for Level I Status, Level II Status or Level III Status.

“S&P Rating” means, at any time, the Financial Strength rating issued by Standard and Poor’s Rating Services, a division of The McGraw Hill Companies, Inc., and then in effect for the Borrower or, if the Borrower does not have a Financial Strength rating, for each of Navigators and the other Significant Insurance Subsidiaries.

“Status” means Level I Status, Level II Status, Level III Status or Level IV Status.

The Applicable Margin and [Applicable Fee Rate] shall be determined in accordance with the foregoing table based on the Borrower’s Status as determined from its then-current S&P Ratings.  The financial strength rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date.  If at any time the Borrower (or Navigators and the other Significant Insurance Companies) has no S&P Rating, Level IV Status shall exist.

SCHEDULE 1

COMMITMENTS

Lender	Revolving Credit Commitment

Bank One, NA	$20,000,000.00

Barclays Bank PLC	$20,000,000.00

LaSalle Bank, NA	$17,500,000.00

Credit Suisse First Boston	$12,500,000.00

Brown Brothers Harriman & Co.	$10,000,000.00

TOTAL:	$80,000,000.00